Exhibit 99.1

REVOCABLE PROXY

REVOCABLE PROXY

Empire State Bank, N.A.

ANNUAL MEETING OF STOCKHOLDERS

June 12, 2006

The undersigned hereby appoints the Proxy Committee of the Board of Directors of Empire State Bank, N.A. (the "Bank") with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Bank which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Bank’s branch located at 275 Main Street, New Paltz, New York, 12561, on June 12, 2006 at 4:00 p.m. and at any and all adjournments and postponements thereof.

I.

The election as directors of all nominees listed below (except as marked to the contrary)

                                   G FOR                                G VOTE WITHHELD

INSTRUCTION:

To withhold your vote for any individual nominee, strike a line in through that nominee's name below.

HAROLD L. KAHN                              DAVID N, MESCHES, M.D.

MICHAEL P. OSTROW                       ALBERT J. PAGANO

  PETER J. SAVAGO

II.

The approval of a proposal to adopt a holding company structure for the Bank with the result that the Bank will become a wholly-owned subsidiary of ES Bancshares, Inc., as provided in the Agreement and Plan of Share Exchange.

                    G FOR                       G AGAINST                            G ABSTAIN

III.

The ratification of the appointment of Crowe Chizek and Company LLC as the Bank’s independent auditor for the fiscal year ending December 31, 2006

                    G FOR                       G AGAINST                            G ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN EQUAL PROPORTION, FOR THE APPROVAL OF A PROPOSAL TO ADOPT A HOLDING COMPANY STRUCTURE FOR THE BANK WITH THE RESULT THAT THE BANK WILL BECOME A WHOLLY-OWNED SUBSIDIARY OF ES BANCSHARES, INC., AS PROVIDED IN THE AGREEMENT AND PLAN OF SHARE EXCHANGE AND FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS THE BANK’S INDEPENDENT AUDITORS FOR 2006.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors recommends a vote "FOR" the election of the nominees listed above and “FOR” the approval of a proposal to adopt a holding company structure for the Bank with the result that the Bank will become a wholly-owned subsidiary of ES Bancshares, Inc., as provided in the Agreement and Plan of Share Exchange and “FOR” the ratification of the appointment of the independent auditor.

(Continued and to be SIGNED on Reverse Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE PROXY COMMITTEE OF THE

BOARD OF DIRECTORS

Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, after notification to the Secretary of the Bank at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Bank or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt from the Bank, prior to the execution of this proxy, of notice of the Meeting, and a combined proxy statement and annual report to stockholders.

Dated:

Signature of Stockholder(s)

___________________________________

Signature of Stockholder

Please sign exactly as your name(s) appear(s) on the address label of the envelope in which these forms have been enclosed.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, at least one holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE